UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012

AAA Public Adjusting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-153679	26-032541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  Sarasota Courthouse Center, 1990 Main Street, Suite 150, Sarasota, Florida 34236

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (941) 309-5408

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.    TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

In relation to the termination of the stock purchase agreement with Queste Capital which had been announced previously, the Company has had the shares returned from the escrow agent to the transfer agent, and such share certificate representing 106,088,552 shares has been cancelled. The issued and outstanding shares as May 2, 2012 was 8,754,261 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012

Emperial Americas, Inc.

By:/s/ Alonzo Pierce

Alonzo Pierce

President and Chief Executive Officer